Exhibit 99.1

Revlon Reports Third Quarter 2017 Results

NEW YORK--(BUSINESS WIRE)--November 3, 2017--Revlon, Inc. (NYSE:REV) today announced its results for the quarter ended September 30, 2017.

Quarter ended September 30, 2017 Highlights1:

  As Reported net sales were $666.5 million, an increase of 10.2% compared to the prior-year period. On a Pro Forma(a) basis, net sales decreased by 10.5%, or 11.6% XFX, compared to the prior-year period.
  As Reported operating loss of $5.5 million, compared to operating income of $41.7 million in the prior-year period. On a Pro Forma Adjusted(a) basis, operating income was $14.2 million compared to $65.3 million in the prior-year period.
  As Reported net loss was $32.4 million, compared to As Reported net loss of $4.7 million in the prior-year period. Adjusted(a) net loss was $19.9 million, compared to Adjusted net income of $32.9 million in the prior-year period.
  Adjusted EBITDA(a) was $53.6 million, compared to $112.9 million in the prior-year period, representing a 52.5% decrease. On a Pro Forma basis, Adjusted EBITDA decreased 48.9% compared to the prior-year period, primarily driven by net sales declines in North America.

“Although we continue to achieve strong sales growth for our core brands internationally, our overall results, which continue to be impacted by the Company’s performance in the U.S., were disappointing,” said Fabian Garcia, Revlon President and Chief Executive Officer. “We continue to make strategic investments in our capabilities to transform our business model with ongoing focus on:

  Strengthening digital engagement with consumers
  Driving e-commerce and online sales growth
  Accelerating speed of innovation

Mr. Garcia continued, “Our long-term transformation initiatives are designed to restore topline growth in the U.S. and support our plans for profitable, global expansion and ensure that we have the ability to successfully compete in a digitally-driven landscape, strengthen social media engagement and align technology platforms to support our strategy.”

[1] The results discussed below include the following measures: U.S. GAAP (“As Reported”); non-GAAP (“Adjusted”), which excludes certain Non-Operating Items (as defined in Footnote (a)) from As Reported results; and Non-GAAP pro forma (“Pro Forma Adjusted”), which presents the Adjusted results on a pro forma basis as if Revlon and Elizabeth Arden were a combined company for all of the periods presented (“Pro Forma”). See footnote (a) for further discussion of the Company’s Adjusted and Pro Forma Adjusted measures. Reconciliations of As Reported results to Pro Forma, Adjusted and Pro Forma Adjusted results are provided as an attachment to this release. In addition, where indicated, the Company analyzes and presents its results excluding the impact of foreign currency translation (“XFX”).

Third Quarter 2017 Results

Total Company Results

In calculating Adjusted results, adjustments were made for the Non-Operating Items described in footnote (a).

(USD millions, except per share data)	Three Months Ended September 30,
	2017		2016			As Reported	Adjusted
	As Reported	Adjusted	As Reported	Adjusted	Pro Forma Adjusted	% Change	% Change	Pro Forma % Change

Net Sales	$666.5	$666.5	$604.8	$604.8	$745.1	10.2%	10.2%	(10.5)%
Gross Profit	376.2	376.5	361.4	365.8	437.9	4.1%	2.9%	(14.0)%
Gross Margin	56.4%	56.5%	59.8%	60.5%	58.8%	-340bps	-400bps	-230bps
Operating (loss) income	$(5.5)	$14.2	$41.7	$82.6	$65.3	(113.2)%	(82.8)%	(78.3)%
Adjusted EBITDA		53.6		112.9	104.9		(52.5)%	(48.9)%
Net (loss) income	(32.4)	(19.9)	(4.7)	32.9		(589.4)%	(160.5)%
Diluted (loss) earnings per common share	$(0.61)	$(0.38)	$(0.09)	$0.63		(577.8)%	(160.3)%

As Reported net sales were $666.5 million in the third quarter of 2017, an increase of 10.2% compared to the prior-year period, driven by the acquisition of Elizabeth Arden. On a Pro Forma basis, net sales decreased by 10.5%, or 11.6% XFX, primarily due to sales declines in the North America mass retail channel, which was partially offset by strong international growth within the Consumer segment.

As Reported gross margin was 56.4% in the third quarter of 2017, compared to 59.8% in the prior-year period, driven by the addition of the lower gross margin Elizabeth Arden business, as the Company continues with the execution of insourcing integration strategies, higher sales returns and incentives and unfavorable mix. On a Pro Forma Adjusted basis, gross margin was 56.5% in the third quarter of 2017, compared to 58.8% in the prior-year period, a decline of 230 basis points (“bps”) due to higher sales returns and incentives and unfavorable mix, partially offset by the realization of approximately $5 million of pro forma synergies within the Elizabeth Arden segment.

As Reported operating loss was $5.5 million in the third quarter of 2017, compared to operating income of $41.7 million in the prior-year period, driven by the results of the drivers discussed in As Reported gross margin above and higher SG&A costs and restructuring charges, partially offset by lower acquisition and integration costs. On an Adjusted basis, operating income was $14.2 million in the third quarter of 2017, compared to Pro Forma Adjusted operating income of $65.3 million in the prior-year period, a result of the drivers of the decline in Pro Forma Adjusted gross margin discussed above, despite the realization of a total of $18.0 million of pro forma synergies and cost reductions.

As Reported net loss was $32.4 million in the third quarter of 2017, compared to a net loss of $4.7 million in the prior-year period. This decline was primarily the result of the drivers discussed in As Reported operating loss above. Adjusted net loss, which excludes certain non-operating items, was $19.9 million in the third quarter of 2017, compared to Adjusted net income of $32.9 million in the prior-year period, a $52.8 million decrease, driven by the net sales declines in North America, coupled with higher cost of goods.

Pro Forma Adjusted EBITDA in the third quarter of 2017 decreased by 48.9% compared to the prior-year period, driven by the declines in net sales, partially offset by realized pro forma synergies and cost reductions of approximately $17 million.

Segment Results

Net sales and segment profit for the Elizabeth Arden segment include 2016 Pro Forma (a) results, as if Revlon and Elizabeth Arden were a combined company for all of 2016. Segment profit is defined in footnote (b) below. The Company excludes certain unallocated corporate costs from the definition of segment profit. See “Segment Profit Reconciliation” attached to this release.

(USD millions)	Three Months Ended September 30,
	Net Sales
	As Reported		Pro Forma	As Reported		Pro Forma
	2017	2016	2016	% Change	XFX % Change	% Change	XFX % Change

Consumer	$306.7	$342.8	$342.8	(10.5)%	(10.9)%	(10.5)%	(10.9)%
Elizabeth Arden	248.1	135.2	275.5	83.5%	83.5%	(9.9)%	(11.2)%
Professional	107.0	118.8	118.8	(9.9)%	(12.3)%	(9.9)%	(12.3)%
Other	4.7	8.0	8.0	(41.3)%	(41.3)%	(41.3)%	(41.3)%
Total	$666.5	$604.8	$745.1	10.2%	9.5%	(10.5)%	(11.6)%

	Three Months Ended September 30,
	Segment Profit (b)
	As Reported		Pro Forma	As Reported		Pro Forma
	2017	2016	2016	% Change	XFX % Change	% Change	XFX % Change

Consumer	$33.0	$81.0	$81.0	(59.3)%	(59.3)%	(59.3)%	(59.3)%
Elizabeth Arden	31.6	32.5	40.2	(2.8)%	(2.8)%	(21.4)%	(30.8)%
Professional	18.9	23.7	23.7	(20.3)%	(21.5)%	(20.3)%	(21.5)%
Other	(1.0)	(0.1)	(0.1)	(900.0)%	(900.0)%	(900.0)%	(900.0)%
Total	$82.5	$137.1	$144.8	(39.8)%	(40.0)%	(43.0)%	(45.9)%

Consumer Segment

Consumer segment net sales in the third quarter of 2017 were $306.7 million, a decrease of 10.5%, or 10.9% XFX, compared to the prior-year period, primarily driven by net sales declines in the mass retail channel in North America due to continued softness in consumption, inventory de-stocking by certain retail customers and higher sales returns and incentives, which adversely impacted net sales of Revlon color cosmetics and Almay color cosmetics. These net sales declines were partially offset by growth in net sales of the Revlon brand internationally.

Consumer segment profit decreased by 59.3% in the third quarter of 2017 compared to the prior-year period, primarily due to lower gross profit as a result of the net sales declines in North America, higher returns and incentives, as well as higher brand support expenses.

Elizabeth Arden Segment

Elizabeth Arden net sales in the third quarter of 2017 were $248.1 million. On a Pro Forma basis, Elizabeth Arden net sales in the third quarter of 2017 decreased 9.9%, or 11.2% XFX, driven by lower net sales of heritage and designer fragrances, primarily within the U.S. mass retail channel.

Elizabeth Arden segment profit in the third quarter of 2017 was $31.6 million. On a Pro Forma basis, Elizabeth Arden segment profit decreased 21.4%, or 30.8% XFX, primarily driven by lower net sales, partially offset by lower cost of sales due to the realization of supply chain synergies.

Professional Segment

Professional segment net sales in the third quarter of 2017 of $107.0 million decreased by 9.9%, or 12.3% XFX, compared to the prior-year period, driven by continued lower net sales of CND nail products and American Crew men’s grooming products, as the Company continues its efforts to tighten distribution and manage trade inventory for the American Crew brand.

Professional segment profit decreased by 20.3%, or 21.5% XFX, in the third quarter of 2017 compared to the prior-year period, primarily resulting from lower gross profit driven by the declines in net sales, partially offset by lower brand support.

Geographic Net Sales

Overall, net sales increased on an As Reported basis by 10.2%, driven by the acquisition of Elizabeth Arden, as well as continued strong international growth in the Consumer segment.

(USD millions)	Three Months Ended September 30,
	2017 As Reported	2016 As Reported	2016 Pro Forma Adjusted	As Reported % Change	As Reported XFX % Change	Pro Forma % Change	Pro Forma XFX % Change
Net Sales:
Consumer
North America	$157.5	$210.8	$210.8	(25.3)%	(25.5)%	(25.3)%	(25.5)%
International	149.2	132.0	132.0	13.0%	12.3%	13.0%	12.3%
Professional
North America	$42.1	$56.1	$56.1	(25.0)%	(25.3)%	(25.0)%	(25.3)%
International	64.9	62.7	62.7	3.5%	(0.6)%	3.5%	(0.6)%
Elizabeth Arden
North America	$143.6	$87.6	$176.2	63.9%	63.9%	(18.5)%	(18.8)%
International	104.5	47.6	99.3	119.5%	119.5%	5.2%	2.3%
Other
North America	$—	$—	$—	N.M.	N.M.	N.M.	N.M.
International	4.7	8.0	8.0	(41.3)%	(41.3)%	(41.3)%	(41.3)%
Total Net Sales	$666.5	$604.8	$745.1	10.2%	9.5%	(10.5)%	(11.6)%

Total Net Sales Summary
North America	$343.2	$354.5	$443.1	(3.2)%	(3.4)%	(22.5)%	(22.8)%
International	323.3	250.3	302.0	29.2%	27.8%	7.1%	4.9%

Consumer Segment

In North America, Consumer segment net sales in the third quarter of 2017 of $157.5 million decreased by 25.3%, or 25.5% XFX, compared to the prior-year period, as the U.S. mass retail channel was impacted by continuing declines across several beauty categories, as well as higher sales returns and incentives, all of which resulted in declines in net sales of the Revlon and Almay brands.

In International, Consumer segment net sales in the third quarter of 2017 of $149.2 million increased by 13.0%, or 12.3% XFX, compared to the prior-year period, driven by higher net sales of Revlon color cosmetics.

Elizabeth Arden Segment

In North America, Elizabeth Arden segment net sales were $143.6 million in the third quarter of 2017. On a Pro Forma basis, Elizabeth Arden net sales decreased by 18.5%, or 18.8% XFX, compared to the prior-year period, primarily due to decreases in net sales of certain fragrances in the U.S. mass retail channel.

In International, Elizabeth Arden segment net sales in the third quarter of 2017 were $104.5 million. On a Pro Forma basis, Elizabeth Arden net sales in the third quarter of 2017 increased by 5.2%, or 2.3% XFX, compared to the prior year-period, primarily driven by higher net sales of Christina Aguilera fragrances in Germany, as well as higher net sales of Elizabeth Arden branded products in China and Travel Retail channels.

Professional Segment

In North America, Professional segment net sales in the third quarter of 2017 of $42.1 million decreased by 25.0%, or 25.3% XFX, compared to the prior-year period, primarily driven by continued lower net sales of CND nail products and lower net sales of American Crew men’s grooming products, as the Company continues its efforts to tighten distribution and manage trade inventory for the American Crew brand.

In International, Professional segment net sales in the third quarter of 2017 of $64.9 million increased by 3.5%, but decreased by 0.6% XFX, compared to the prior-year period, which was essentially flat.

Elizabeth Arden Integration Program

The Company delivered strong results on the restructuring and integration of the Elizabeth Arden business (the “Elizabeth Arden Integration”), realizing an additional $18 million of synergies and cost reductions in the third quarter of 2017, totaling approximately $42 million of synergies and cost reductions in the first nine months of 2017. The Company remains on track to deliver approximately $190 million of annualized synergies and cost reductions by 2020, with $55 to $60 million of synergies and cost reductions expected to benefit 2017.

In the third quarter of 2017, the Company incurred $9.3 million of Elizabeth Arden Integration restructuring charges and $11.8 million of non-restructuring integration costs. In the first nine months of 2017, the Company incurred $14.1 million of Elizabeth Arden Integration restructuring charges and $37.3 million of non-restructuring integration costs. In addition, the Company funded approximately $22 million of integration-related capital expenditures in the first nine months of 2017.

Cash Flow for the Nine Month Period

Net cash used in operating activities in the first nine months of 2017 was $274.2 million, compared to net cash used in operating activities of $68.2 million in the same period last year. Free cash flow used in the first nine months of 2017 was $343.7 million, compared to $101.3 million used in the prior-year period. The decrease in free cash flow in the first nine months of 2017, compared to the first nine months of 2016, was primarily driven by higher inventory investment, which is due in part to the seasonality of the Elizabeth Arden business, higher payments for interest, restructuring, acquisition and integration costs and permanent displays, as well as higher capital expenditures. These uses of cash were partially offset by favorable changes in accounts receivable and accounts payable.

Liquidity Update

As of September 30, 2017, the Company had drawn $243.9 million on its Revolving Credit Facility and had $204.6 million of liquidity, consisting of $79.0 million of unrestricted cash and cash equivalents, as well as $125.6 million in available borrowing capacity under the Revolving Credit Facility. The Company has continued to repatriate cash to the U.S. using tax-effective methods as part of continuing to effectively manage its working capital needs.

Third Quarter 2017 Results Conference Call

The Company will host a conference call with members of the investment community today, November 3, 2017, at 9:30 A.M. EDT to discuss its third quarter 2017 results. Access to the call is available to the public at www.revloninc.com.

Footnotes to Press Release

(a) Non-GAAP Financial Measures: Pro Forma Net Sales; EBITDA; Adjusted and Pro Forma Adjusted EBITDA; Adjusted and Pro Forma Adjusted net (loss) income from continuing operations, before income taxes; Adjusted net (loss) income; Adjusted diluted (loss) earnings per common share; and free cash flow (together, the “Non-GAAP Measures”) are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables. Pro Forma financial information assumes the Elizabeth Arden acquisition was completed on January 1, 2016 and its financial results were included for all periods presented.

The Company defines EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). The Company presents Adjusted EBITDA to exclude the impact of non-cash stock compensation expense, the EBITDA Exclusions and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”). The following table identifies the Non-Operating Items excluded in the presentation of Adjusted EBITDA and Pro Forma Adjusted EBITDA for all periods:

(USD millions)	Q3 2017	Q3 2016	Q3 2016 Pro Forma Adjusted
Income / (Loss) Adjustments to EBITDA
Non-Operating Items:
Non-cash stock compensation expense	$1.5	$1.5	$2.6
Restructuring and related charges	6.6	0.5	0.5
Acquisition and integration costs	12.7	33.5	0.9
Elizabeth Arden 2016 Business Transformation Program	0.1	1.7	3.7
Inventory purchase accounting adjustments, cost of sales	—	4.4	4.4
Deferred consideration for CBB Acquisition	0.3	0.8	0.8

(USD millions)	YTD 2017	YTD 2016	YTD 2016 Pro Forma Adjusted
Income / (Loss) Adjustments to EBITDA
Non-Operating Items:
Non-cash stock compensation expense	$5.9	$4.8	$8.7
Restructuring and related charges	12.3	2.3	2.3
Acquisition and integration costs	40.2	39.5	2.3
Elizabeth Arden 2016 Business Transformation Program	0.8	1.7	10.4
Inventory purchase accounting adjustments, cost of sales	17.2	4.5	4.5
Deferred consideration for CBB Acquisition	2.0	2.6	2.6

Adjusted net (loss) income and adjusted diluted (loss) earnings per common share exclude the after-tax impact of the Non-Operating Items from As Reported Net Income (loss).

The Company excludes the EBITDA Exclusions and Non-Operating Items, as applicable, in calculating the Non-GAAP Measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and/or these items do not facilitate an understanding of the Company's underlying operating performance.

Free cash flow is defined as net cash provided by operating activities, less capital expenditures for property, plant and equipment. Free cash flow excludes proceeds on sale of discontinued operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

The Company's management uses the Non-GAAP Measures as operating performance measures, and in the case of free cash flow, as a liquidity measure (in conjunction with GAAP financial measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that the Non-GAAP Measures are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Management believes that the Non-GAAP Measures provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of certain charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing the Non-GAAP Measures enhances the comparability for investors in assessing the Company’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt service and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Accordingly, the Company believes that the presentation of the Non-GAAP Measures, when used in conjunction with GAAP financial measures, are useful financial analytical measures that are used by management, as described above, and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The Non-GAAP Measures should not be considered in isolation or as a substitute for their respective most directly comparable As Reported financial measures prepared in accordance with GAAP, such as net income/loss, operating income, diluted earnings per share or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. Also, while EBITDA and Adjusted EBITDA, as used in this release, are defined differently than Adjusted EBITDA for the Company's credit agreements and indentures, certain financial covenants in its borrowing arrangements are tied to similar financial measures. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

(b) Segment profit is defined as income from continuing operations for each of the Company's Consumer, Elizabeth Arden, Professional, and Other segments, excluding the EBITDA Exclusions. Segment profit also excludes unallocated corporate expenses and the impact of certain items that are not directly attributable to the segments' underlying operating performance, including the impact of the Non-Operating Items noted above in footnote (a). Unallocated corporate expenses primarily relate to general and administrative expenses related to the corporate administrative organization. These expenses are recorded in unallocated corporate expenses as these items are centrally directed and controlled. The Company does not have any material inter-segment sales.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, are forward-looking and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the Company’s reportable segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments and/or events arising after the issuance of this press release, except for the Company's ongoing obligations under the U.S. federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on preliminary or potentially inaccurate estimates and assumptions, including the estimates and assumptions used by the Company in preparing the pro forma financial information referenced in this press release, that could cause actual results to differ materially from those expected or implied by the pro forma financial information or the estimates and assumptions used in preparing the pro forma financial information. Such forward-looking statements include, among other things: (i) the Company’s plans to continue to make strategic investments in its capabilities to transform its business model with ongoing focus on (A) strengthening digital engagement with consumers; (B) driving e-commerce and online sales growth; and (C) accelerating speed of innovation; (ii) the Company’s belief and expectation that its long-term transformation initiatives are designed to restore topline growth in the U.S. and support the Company’s plans for profitable, global expansion and ensure that the Company has the ability to successfully compete in a digitally-driven landscape, strengthen social media engagement and align technology platforms to support the Company’s strategy; (iii) the Company’s belief and expectation that it remains on track to deliver approximately $190 million of annualized synergies and cost reductions by 2020, with $55 to $60 million of synergies and cost reductions expected to benefit 2017; and (iv) the Company’s belief and expectation that its having continued to repatriate cash to the U.S. using tax-effective methods is part of continuing to effectively manage its working capital needs. Actual results may differ materially from such forward-looking statements for a number of reasons, including as a result of the risks and other items described in Revlon’s filings with the SEC, including, without limitation, in Revlon’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments thereto filed with the SEC during 2017 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com). Additional important factors that could cause actual results to differ materially from those indicated by the Company’s forward-looking statements include risks and uncertainties relating to: (i) greater than expected challenges and difficulties in the retail environment and/or difficulties, delays in or less than expected results from the Company’s strategic investments in its capabilities to transform its business model, such as due to less than expected investment behind such activities, less than effective new product development and/or advertising, marketing or promotional programs and/or less than expected success in strengthening digital engagement with consumers, driving e-commerce and online sales growth and/or accelerating speed of innovation, as well as unanticipated costs or difficulties and/or delays in completing such initiatives; (ii) unanticipated circumstances or results affecting the Company's financial performance and/or its ability to achieve its topline growth and expansion plans, such as less than anticipated growth due to, among other things, less than effective new product innovation and development, less than expected customer and/or consumer acceptance of the Company's new or existing products, its advertising, promotional, pricing and/or marketing plans and/or brand communication or social engagement, less than expected levels of advertising, promotional, social engagement and/or marketing activities, less than expected levels of investment for new product launches, less than expected levels of execution with customers, greater than expected competitive investment, difficulties and/or delays in developing the ability to successfully compete in a digitally-driven landscape and/or greater than expected challenges and difficulties in the retail and e-commerce environment; (iii) difficulties with, delays in and/or the Company’s inability to achieve, in whole or in part, or within the expected timeframe, the benefits of the Elizabeth Arden integration cost-synergy program, such as (A) difficulties with, delays in and/or the Company’s inability to realize, in whole or in part, between $55 million to $60 million of synergies and cost reductions in 2017; (B) difficulties with, delays in and/or the Company’s inability to generate annualized synergies and cost reductions of approximately $190 million by 2020, such as due to the inability to successfully implement integration strategies or realize the anticipated benefits of the Elizabeth Arden Acquisition; and/or (C) more than expected restructuring and related charges in connection with implementing the Elizabeth Arden Integration; and/or (iv) difficulties, delays or the inability of the Company to effectively manage its working capital needs, such as difficulties and/or delays in continuing to repatriate cash to the U.S. using tax-effective methods, lower than expected operating revenues, cash on hand and/or funds available under the Company’s Revolving Credit Facility and/or other permitted lines of credit, less than anticipated cash generated by the Company's domestic operations or unanticipated restrictions or taxes on repatriation of foreign earnings and/or higher than expected operating expenses, sales returns, working capital expenses, integration and/or synergy costs related to the Elizabeth Arden Acquisition, permanent wall display costs, capital expenditures, debt service payments, cash tax payments, cash pension plan contributions, other post-retirement benefit plan contributions and/or net periodic benefit costs for the pension and other post-retirement benefit plans, restructuring costs (including, without limitation, in connection with implementing the Elizabeth Arden Integration), severance and discontinued operations not otherwise included in the Company’s restructuring programs, debt and/or equity repurchases, costs related to litigation and/or payments in connection with business and/or brand acquisitions (including, without limitation, through licensing transactions, if any), and discontinuing non-core business lines and/or exiting and/or entering certain territories and/or channels of trade. Factors other than those referred to above could also cause Revlon’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Revlon’s website or other websites referenced herein shall not be incorporated by reference into this press release.

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(dollars in millions, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)

Net sales	$666.5	$604.8	$1,907.1	$1,533.3
Cost of sales	290.3	243.4	823.6	568.8
Gross profit	376.2	361.4	1,083.5	964.5
Selling, general and administrative expenses	362.6	285.7	1,075.3	792.8
Acquisition and integration costs	12.7	33.5	40.2	39.5
Restructuring charges and other, net	6.4	0.5	11.3	2.3
Operating (loss) income	(5.5)	41.7	(43.3)	129.9

Other expenses:
Interest expense	38.6	27.4	110.3	69.3
Amortization of debt issuance costs	2.3	1.7	6.8	4.6
Loss on early extinguishment of debt	-	16.9	-	16.9
Foreign currency (gains) losses, net	(3.1)	1.2	(16.8)	6.3
Miscellaneous, net	0.3	(0.6)	1.8	(0.1)
Other expenses	38.1	46.6	102.1	97.0
(Loss) income from continuing operations before income taxes	(43.6)	(4.9)	(145.4)	32.9
(Benefit from) provision for income taxes	(10.8)	(0.4)	(37.8)	16.0
(Loss) income from continuing operations, net of taxes	(32.8)	(4.5)	(107.6)	16.9
Income (loss) from discontinued operations, net of taxes	0.4	(0.2)	1.3	(2.3)
Net (loss) income	$(32.4)	$(4.7)	$(106.3)	$14.6

Other comprehensive income:
Foreign currency translation adjustments, net of tax	(1.2)	2.7	5.3	8.0
Amortization of pension related costs, net of tax	2.0	1.8	6.1	5.6
Pension curtailment gain, net of tax	-	-	2.6	-
Reclassification into earnings of accumulated losses from the
de-designated 2013 Interest Rate Swap, net of tax	0.6	-	1.8	-
Revaluation of derivative financial instruments, net of
reclassifications into earnings, net of tax	-	0.8	-	0.1
Other comprehensive income	1.4	5.3	15.8	13.7

Total comprehensive (loss) income	$(31.0)	$0.6	$(90.5)	$28.3

Basic (loss) earnings per common share:
Continuing operations	$(0.62)	$(0.09)	$(2.04)	$0.32
Discontinued operations	0.01	(0.00)	0.02	(0.04)
Net (loss) income	$(0.61)	$(0.09)	$(2.02)	$0.28

Diluted (loss) earnings per common share:
Continuing operations	$(0.62)	$(0.09)	$(2.04)	$0.32
Discontinued operations	0.01	(0.00)	0.02	(0.04)
Net (loss) income	$(0.61)	$(0.09)	$(2.02)	$0.28

Weighted average number of common shares outstanding:
Basic	52,615,412	52,498,246	52,584,954	52,498,840
Diluted	52,615,412	52,498,246	52,584,954	52,617,740

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in millions)

	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$79.2	$186.8
Trade receivables, net	459.4	423.9
Inventories	555.4	424.6
Prepaid expenses and other	105.9	88.8
Total current assets	1,199.9	1,124.1
Property, plant and equipment, net	349.1	320.5
Deferred income taxes	205.8	149.7
Goodwill	703.1	689.5
Intangible assets, net	600.9	636.6
Other assets	109.0	103.1
Total assets	$3,167.8	$3,023.5

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Short-term borrowings	$11.8	$10.8
Current portion of long-term debt	256.8	18.1
Accounts payable	344.4	296.9
Accrued expenses and other	345.4	382.9
Total current liabilities	958.4	708.7
Long-term debt	2,656.0	2,663.1
Long-term pension and other post-retirement plan liabilities	179.8	184.1
Other long-term liabilities	75.5	82.4
Total stockholders' deficiency	(701.9)	(614.8)
Total liabilities and stockholders' deficiency	$3,167.8	$3,023.5

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
	Nine Months Ended
	September 30,
	2017	2016
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(106.3)	$14.6
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	111.7	81.0
Foreign currency (gains) losses from re-measurement	(20.8)	5.5
Amortization of debt discount	0.9	1.1
Stock-based compensation amortization	5.9	4.8
(Benefit from) provision for deferred income taxes	(53.2)	6.9
Loss on early extinguishment of debt	-	16.9
Amortization of debt issuance costs	6.8	4.6
Loss on sale of certain assets	1.5	0.2
Pension and other post-retirement cost (income)	1.9	(0.5)
Change in assets and liabilities, net of acquisitions:
Increase in trade receivables	(25.1)	(112.0)
(Increase) decrease in inventories	(121.6)	5.0
Increase in prepaid expenses and other current assets	(13.1)	(20.0)
Increase (decrease) in accounts payable	36.4	(3.5)
Decrease in accrued expenses and other current liabilities	(51.8)	(36.9)
Pension and other post-retirement plan contributions	(5.8)	(6.0)
Purchases of permanent displays	(37.3)	(25.9)
Other, net	(4.3)	(4.0)
Net cash used in operating activities	(274.2)	(68.2)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(69.5)	(33.1)
Business acquisitions, net of acquired cash	-	(1,028.7)
Proceeds from the sale of certain assets	-	0.5
Net cash used in investing activities	(69.5)	(1,061.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in short-term borrowings and overdraft	1.2	(2.6)
Net borrowings under the 2016 Revolving Credit Facility	243.9	65.4
Repayments under the 2016 Term Loan Facility	(13.5)	-
Repayments under the Old Acquisition Term Loan	-	(15.1)
Prepayments under the 2011 Term Loan	-	(11.5)
Repayment of Old Acquisition Term Loan	-	(658.6)
Repayment of 2011 Term Loan	-	(651.4)
Borrowings under the 2016 Term Loan Facility	-	1,791.0
Proceeds from the issuance of 6.25% Senior Notes	-	450.0
Payment of financing costs	(1.1)	(61.5)
Tax withholdings related to net share settlements of restricted stock units and awards	(2.5)	(2.6)
Treasury stock purchased	-	(2.7)
Other financing activities	(1.3)	(2.2)
Net cash provided by financing activities	226.7	898.2
Effect of exchange rate changes on cash and cash equivalents	9.4	3.6
Net decrease in cash and cash equivalents	(107.6)	(227.7)
Cash and cash equivalents at beginning of period	186.8	326.9
Cash and cash equivalents at end of period	$79.2	$99.2

Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest	$124.5	$68.4
Income taxes, net of refunds	11.1	19.4

REVLON, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended
	September 30,
	2017	2016
	(Unaudited)
Reconciliation to net loss:
Net loss	$(32.4)	$(4.7)
Income (loss) from discontinued operations, net of taxes	0.4	(0.2)
Loss from continuing operations, net of taxes	(32.8)	(4.5)

Interest expense	38.6	27.4
Amortization of debt issuance costs	2.3	1.7
Loss on early extinguishment of debt	-	16.9
Foreign currency (gains) losses, net	(3.1)	1.2
Miscellaneous, net	0.3	(0.6)
Benefit from income taxes	(10.8)	(0.4)
Depreciation and amortization	37.9	28.8
EBITDA	$32.4	$70.5

Non-operating items:
Non-cash stock compensation expense	1.5	1.5
Restructuring and related charges	6.6	0.5
Acquisition and integration costs	12.7	33.5
Acquisition inventory adjustments	-	4.4
Deferred consideration for CBB acquisition	0.3	0.8
Elizabeth Arden 2016 Business Transformation program	0.1	1.7

Adjusted EBITDA	$53.6	$112.9

	Nine Months Ended
	September 30,
	2017	2016
	(Unaudited)
Reconciliation to net (loss) income:

Net (loss) income	$(106.3)	$14.6
Income (loss) from discontinued operations, net of taxes	1.3	(2.3)
(Loss) income from continuing operations, net of taxes	(107.6)	16.9

Interest expense	110.3	69.3
Amortization of debt issuance costs	6.8	4.6
Loss on early extinguishment of debt	-	16.9
Foreign currency (gains) losses, net	(16.8)	6.3
Miscellaneous, net	1.8	(0.1)
(Benefit from) provision for income taxes	(37.8)	16.0
Depreciation and amortization	111.7	81.0
EBITDA	$68.4	$210.9

Non-operating items:
Non-cash stock compensation expense	5.9	4.8
Restructuring and related charges	12.3	2.3
Acquisition and integration costs	40.2	39.5
Acquisition inventory adjustments	17.2	4.5
Deferred consideration for CBB acquisition	2.0	2.6
Elizabeth Arden 2016 Business Transformation program	0.8	1.7

Adjusted EBITDA	$146.8	$266.3

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA, ADJUSTED OPERATING INCOME (LOSS) AND PRO FORMA RECONCILIATION
(dollars in millions)

	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016
	Revlon, Inc.	Revlon, Inc.	Elizabeth Arden Historical 7/1/16- 9/6/16	Pro Forma Adjustments	Pro Forma Combined
	(Unaudited)	(Unaudited)
Segment Net Sales:
Consumer	$306.7	$342.8	$-	$-	$342.8
Elizabeth Arden	248.1	135.2	140.3	-	275.5
Professional	107.0	118.8	-	-	118.8
Other	4.7	8.0	-	-	8.0
Total Segment Net Sales	$666.5	$604.8	$140.3	$-	$745.1

Segment Profit:
Consumer	$33.0	$81.0	$-	$-	$81.0
Elizabeth Arden	31.6	32.5	7.7	-	40.2
Professional	18.9	23.7	-	-	23.7
Other	(1.0)	(0.1)	-	-	(0.1)
Total Segment Profit	$82.5	$137.1	$7.7	$-	$144.8

Unallocated Corporate Expenses	$28.9	$24.2	$15.7	$-	$39.9
Total Adjusted EBITDA	$53.6	$112.9	$(8.0)	$-	$104.9

Reconciliation to loss from continuing operations before income taxes:
Loss from continuing operations before income taxes	$(43.6)	$(4.9)	$(50.6)	$53.6	$(1.9)

Interest expense	38.6	27.4	5.5	3.2	36.1
Amortization of debt issuance costs	2.3	1.7	0.4	0.6	2.7
Loss on early extinguishment of debt	-	16.9	-	-	16.9
Foreign currency (gains) losses, net	(3.1)	1.2	0.6	-	1.8
Miscellaneous, net	0.3	(0.6)	-	-	(0.6)
Operating (loss) income	(5.5)	41.7	(44.1)	57.4	55.0

Non-operating items:
Restructuring and related charges	6.6	0.5	-	-	0.5
Acquisition and integration costs	12.7	33.5	25.5	(58.1)	0.9
Acquisition inventory adjustments	-	4.4	-	-	4.4
Deferred consideration for CBB acquisition	0.3	0.8	-	-	0.8
Elizabeth Arden 2016 Business Transformation program	0.1	1.7	2.0	-	3.7
Adjusted Operating income	14.2	82.6	(16.6)	(0.7)	65.3

Non-cash stock compensation expense	1.5	1.5	1.1	-	2.6
Depreciation and amortization	37.9	28.8	7.5	0.7	37.0
Adjusted EBITDA	$53.6	$112.9	$(8.0)	$-	$104.9

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA, ADJUSTED OPERATING INCOME (LOSS) AND PRO FORMA RECONCILIATION
(dollars in millions)

	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
	Revlon, Inc.	Revlon, Inc.	Elizabeth Arden Historical 1/1/16- 9/6/16	Pro Forma Adjustments	Pro Forma Combined
	(Unaudited)	(Unaudited)
Segment Net Sales:
Consumer	$932.8	$1,022.3	$-	$-	$1,022.3
Elizabeth Arden	639.3	135.2	524.9	-	660.1
Professional	320.4	357.2	-	-	357.2
Other	14.6	18.6	-	-	18.6
Total Segment Net Sales	$1,907.1	$1,533.3	$524.9	$-	$2,058.2

Segment Profit:
Consumer	$134.5	$220.4	$-	$-	$220.4
Elizabeth Arden	65.5	32.5	41.2	-	73.7
Professional	44.5	73.4	-	-	73.4
Other	(2.5)	(0.9)	-	-	(0.9)
Total Segment Profit	$242.0	$325.4	$41.2	$-	$366.6

Unallocated Corporate Expenses	$95.2	$59.1	$51.2	$-	$110.3
Total Adjusted EBITDA	$146.8	$266.3	$(10.0)	$-	$256.3

Reconciliation to loss from continuing operations before income taxes:
Loss from continuing operations before income taxes	$(145.4)	$32.9	$(99.7)	$38.0	$(28.8)

Interest expense	110.3	69.3	19.5	22.0	110.8
Amortization of debt issuance costs	6.8	4.6	1.3	1.5	7.4
Loss on early extinguishment of debt	-	16.9	-	-	16.9
Foreign currency (gains) losses, net	(16.8)	6.3	0.6	-	6.9
Miscellaneous, net	1.8	(0.1)	-	-	(0.1)
Operating (loss) income	(43.3)	129.9	(78.3)	61.5	113.1

Non-operating items:
Restructuring and related charges	12.3	2.3	-	-	2.3
Acquisition and integration costs	40.2	39.5	27.5	(64.7)	2.3
Acquisition inventory adjustments	17.2	4.5	-	-	4.5
Deferred consideration for CBB acquisition	2.0	2.6	-	-	2.6
Elizabeth Arden 2016 Business Transformation program	0.8	1.7	8.7	-	10.4
Adjusted Operating income	29.2	180.5	(42.1)	(3.2)	135.2

Non-cash stock compensation expense	5.9	4.8	3.9	-	8.7
Depreciation and amortization	111.7	81.0	28.2	3.2	112.4
Adjusted EBITDA	$146.8	$266.3	$(10.0)	$-	$256.3

REVLON, INC. AND SUBSIDIARIES
ADJUSTED GROSS PROFIT AND PRO FORMA RECONCILIATION
(dollars in millions)

	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016
	Revlon, Inc.	Revlon, Inc.	Elizabeth Arden Historical 7/1/16- 9/6/16	Pro Forma Adjustments	Pro Forma Combined
	(Unaudited)	(Unaudited)

Gross Profit	$376.2	$361.4	$70.6	$(0.2)	$431.8

Non-operating items:
Restructuring and related charges	0.3	-	-	-	-
Acquisition inventory adjustments	-	4.4	-	-	4.4
Elizabeth Arden 2016 Business Transformation program	-	-	1.7	-	1.7
Adjusted Gross Profit	$376.5	$365.8	$72.3	$(0.2)	$437.9

REVLON, INC. AND SUBSIDIARIES
ADJUSTED GROSS PROFIT AND PRO FORMA RECONCILIATION
(dollars in millions)

	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
	Revlon, Inc.	Revlon, Inc.	Elizabeth Arden Historical 1/1/16- 9/6/16	Pro Forma Adjustments	Pro Forma Combined
	(Unaudited)	(Unaudited)

Gross Profit	$1,083.5	$964.5	$268.0	$(0.5)	$1,232.0

Non-operating items:
Restructuring and related charges	0.5	-	-	-	-
Acquisition inventory adjustments	17.2	4.5	-	-	4.5
Elizabeth Arden 2016 Business Transformation program	0.3	-	4.3	-	4.3
Adjusted Gross Profit	$1,101.5	$969.0	$272.3	$(0.5)	$1,240.8

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET (LOSS) INCOME AND ADJUSTED DILUTED (LOSS) EARNINGS PER SHARE RECONCILIATION
(dollars in millions, except share and per share amounts)

	Three Months Ended
	September 30,
	2017	2016
	(Unaudited)
Reconciliation to net loss and diluted loss per share:
Net loss	$(32.4)	$(4.7)

Non-operating items (after-tax):
Loss on early extinguishment of debt	-	12.0
Restructuring and related charges	4.2	0.2
Acquisition and integration costs	8.0	20.7
Acquisition inventory adjustments	-	2.8
Deferred consideration for CBB acquisition	0.3	0.8
Elizabeth Arden 2016 Business Transformation program	-	1.1

Adjusted net (loss) income	$(19.9)	$32.9

Net Loss:
Diluted loss per common share	(0.61)	(0.09)
Adjustment to diluted loss per common share	0.23	0.72
Adjusted diluted (loss) earnings per common share	$(0.38)	$0.63

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,615,412	52,498,246

	Nine Months Ended
	September 30,
	2017	2016
	(Unaudited)
Reconciliation to net (loss) income and diluted (loss) earnings per share:
Net (loss) income	$(106.3)	$14.6

Non-operating items (after-tax):
Loss on early extinguishment of debt	-	12.0
Restructuring and related charges	9.3	1.2
Acquisition and integration costs	25.6	24.4
Acquisition inventory adjustments	12.7	2.9
Deferred consideration for CBB acquisition	2.0	2.6
Elizabeth Arden 2016 Business Transformation program	0.5	1.1

Adjusted net (loss) income	$(56.2)	$58.8

Net (Loss) Income:
Diluted (loss) earnings per common share	(2.02)	0.28
Adjustment to diluted (loss) earnings per common share	0.95	0.84
Adjusted diluted (loss) earnings per common share	$(1.07)	$1.12

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,584,954	52,617,740

REVLON, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(dollars in millions)

	Nine Months Ended
	September 30,
	2017	2016
	(Unaudited)
Reconciliation to net cash used in operating activities:

Net cash used in operating activities	$(274.2)	$(68.2)

Capital expenditures	(69.5)	(33.1)

Free cash flow	$(343.7)	$(101.3)

CONTACT:
For Revlon, Inc.
Media Relations:
Pamela Alabaster, 212-527-5863